EXHIBIT E TO
                                            SECOND AMENDED AND RESTATED
                                                          LMC AGREEMENT

               LMC REGISTRATION RIGHTS AGREEMENT, dated as of [ ], among TW INC., a Delaware corporation, which will be renamed "Time Warner Inc." ("Holdco"), and the Holders (as defined below).

          WHEREAS, in connection with the Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995, as amended by Amendment No. 1 thereto dated as of August ___, 1996 (the "Merger Agreement"), among Holdco, Time Warner Inc., Time Warner Acquisition Corp., TW Acquisition Corp., and Turner Broadcasting System, Inc., a Georgia corporation, each initial Holder will receive shares of Common Stock (as defined below); and

          WHEREAS, in connection with the Merger Agreement, Holdco, Liberty Media Corporation and certain of the other initial Holders have entered into the LMC Agreement (as hereinafter defined); and

          WHEREAS this is the Registration Rights Agreement provided for by the LMC Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Advice" shall have the meaning set forth in Section 5 hereof.

          "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliated Holder" means any Holder that is an affiliate of Holdco within the meaning of Rule 144 under the Securities Act. For the purposes of this definition, in determining whether or not any Holder is an affiliate of Holdco within the meaning of such Rule 144, any limitation on the voting or other rights of such Holder with respect to Registrable Shares owned by such Holder arising under the


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FTC Consent Decree shall not be considered and Registrable Shares issuable upon conversion of Holdco LMC Common Stock owned by such Holder shall be deemed to have been issued.

          "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

     "Common Stock" means the Common Stock, par value $.01 per share, of Holdco (i) issued to any of the initial Holders pursuant to the Merger Agreement, (ii) issued to any of the initial Holders pursuant to the Contribution and Exchange Agreement, (iii) issuable upon conversion of any Holdco LMC Common Stock for which the shares of Common Stock referred to in clause (i) and clause (ii) above may be exchanged pursuant to the LMC Agreement, (iv) issuable upon conversion of any Holdco LMC Common Stock issued pursuant to the SSSI Agreement, (v) issued to any Turner Stockholder (as such term is defined in the First Refusal Agreement) and acquired by any Holder pursuant to the First Refusal Agreement, or (vi) issuable upon conversion of any Holdco LMC Common Stock for which any Common Stock, Voting Holdco LMC Common Stock or LMCN-V Common Stock referred in clauses (i) through (v) above may be exchanged from time to time, and any other shares of capital stock or other securities of Holdco into which such shares of Common Stock shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization; provided, however, that in the case of any Demand Registration pursuant to
Section 2(a)(ii) hereof, "Common Stock" shall include all Common Stock, and any other shares of capital stock or other securities of Holdco into which such shares of Common Stock shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization, held at the time of such Demand Registration by any Holder that is a Liberty Party or SpinCo Party or issuable upon conversion of any Holdco LMC Common Stock held at the time of such Demand Registration by any Holder that is a Liberty Party or SpinCo Party. If the Common Stock has been reclassified or changed, or if Holdco pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change,


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reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

          "Contribution and Exchange Agreement" has the meaning set forth in the LMC Agreement.

          "Delay Period" shall have the meaning set forth in Section
2(d) hereof.

          "Demand Notice" shall have the meaning set forth in Section
2(a) hereof.

          "Demand Registration" shall have the meaning set forth in
Section 2(b) hereof.

          "Effectiveness Period" shall have the meaning set forth in
Section 2(d) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "First Refusal Agreement" has the meaning set forth in the LMC Agreement.

          "FTC Consent Decree" has the meaning set forth in the LMC
Agreement.

          "Hold Back Period" shall have the meaning set forth in Section
4 hereof.

          "Holdco" shall have the meaning set forth in the introductory clauses hereof.

          "Holdco LMC Common Stock" means the Voting Holdco LMC Common Stock and the LMCN-V Common Stock.

          "Holder" means a person who owns Registrable Shares or Holdco LMC Common Stock that is convertible into Registrable Shares and is either (i) named on the signature pages hereof as a Holder, or (ii) a person who has agreed to be bound by the terms of this Agreement as if such person were a Holder and is (A) a person to whom a Holder has transferred Registrable Shares pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption), (B) upon the death of any Holder, the executor of


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the estate of such Holder or any of such Holder's heirs, devisees, legatees or assigns, (C) upon the disability of any Holder, any guardian or conservator of such Holder or (D) an Affiliate of a Holder to which a Holder has transferred any Common Stock or Holdco LMC Common Stock.

          "Interruption Period" shall have the meaning set forth in
Section 5 hereof.

          "Liberty Party" has the meaning set forth in the LMC
Agreement.

          "LMC Agreement" means the Second Amended and Restated LMC Agreement dated as of September 22, 1995, among Holdco, Time Warner Inc., Liberty Media Corporation and certain subsidiaries of Liberty Media Corporation.

          "LMCN-V Common Stock" shall mean the Series LMCN-V Common Stock of Holdco.

          "Merger Agreement" shall have the meaning set forth in the introductory clauses hereof.

          "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Piggyback Registration" shall have the meaning set forth in
Section 3 hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Shares" means shares of Common Stock unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, (ii) such securities can be freely sold and transferred without restriction under Rule 145 or any other restrictions under the Securities Act or (iii) such securities have been transferred pursuant to Rule 144 under


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the Securities Act or any successor rule such that, after any such transfer referred to in this clause (iii), such securities may be freely transferred without restriction under the Securities Act.

          "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

          "Registration Period" shall have the meaning set forth in
Section 2(a) hereof.

          "Registration Statement" means any registration statement of Holdco under the Securities Act that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Shelf Registration" shall have the meaning set forth in
Section 2(b) hereof.

          "SpinCo Party" has the meaning set forth in the LMC Agreement.

          "SSSI Agreement" has the meaning set forth in the LMC
Agreement.

          "underwritten registration or underwritten offering" means a registration under the Securities Act pursuant to which securities of Holdco are offered and sold by Holdco in a public offering through one or more underwriters.

          "Voting Holdco LMC Common Stock" shall mean the Series LMC Common Stock of Holdco.

          SECTION 2. Demand Registration. (a) (i) The Holders of not less than a majority of the Registrable Shares then held by all Holders shall have the right, during the period (the "Registration Period") commencing on the date of this Agreement and ending as to each Holder on the later of (x) the third anniversary of


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the date of this Agreement and (y) if such Holder is an Affiliated
Holder, the date such Holder shall cease to be an Affiliated Holder, by written notice (the "Demand Notice") given to Holdco, to request Holdco to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Shares designated by such Holders; provided, however, that the aggregate number of Registrable Shares requested to be registered pursuant to any Demand Notice and pursuant to any related Demand Notices received pursuant to the following sentence shall be at least 4,000,000 or the remaining Registrable Shares, if less. For purposes of this Agreement, a Holder shall be deemed to hold as of any relevant date all Registrable Shares issuable upon conversion of any Holdco LMC Common Stock then held by such Holder. Upon receipt of any such Demand Notice, Holdco shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Shares held by them in the proposed registration by submitting their own Demand Notice. In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares to be included in such offering that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of such Holders shall be reduced pro rata on the basis of the number of Registrable Shares requested to be registered by each such Holder or on such other basis as the Holders may agree. The Holders as a group shall be entitled to three Demand Registrations pursuant to this Section 2(a)(i). Any Demand Registration that does not become effective or is not maintained for the period (whether or not continuous) specified in Section 2(c) (or such shorter period as shall terminate when all the Registrable Shares covered by such Demand Registration have been sold pursuant thereto) shall not reduce the number of Demand Registrations available to the Holders hereunder.

               (ii) If, at any time during the Registration Period or thereafter, a Prohibited Effect (as defined in the LMC Agreement) shall occur which would give rise to an obligation of Holdco to compensate the Liberty Parties or SpinCo Parties pursuant to Section 4.3 of the LMC Agreement, any Holders that are Liberty Parties or SpinCo Parties shall be immediately entitled to a Demand Registration, exercisable at any time that such Prohibited Effect shall have occurred and be continuing, whether or not a Demand Registration would then be available pursuant to clause (i) of this Section 2(a).


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          (b) Holdco, within 45 days of the date on which Holdco
receives a Demand Notice given by Holders in accordance with Section 2(a) hereof, shall file with the SEC, and Holdco shall thereafter use its best efforts to cause to be declared effective, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Shares specified by the Holders in such Demand Notice, which may include a "shelf" registration (a "Shelf Registration") pursuant to Rule 415 under the Securities Act (a "Demand Registration").

          (c) Holdco shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Shares covered thereby (i)(A) in the case of a Registration that is not a Shelf Registration, for a period of 120 days from the date on which the SEC declares such Registration Statement effective and (B) in the case of a Shelf Registration, for a period of two years from the date on which the SEC declares such Registration Statement effective (or such shorter period of time as shall be applicable to such Shelf Registration pursuant to the next two sentences) or (ii) until all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement, if earlier, in either case, as such period may be extended pursuant to this Section 2. Notwithstanding clause
(i)(B) of the preceding sentence, if Holdco in good faith determines that the number of Registrable Shares to be included in any Shelf Registration would have a material adverse effect on the public market price of Holdco's Common Stock, par value $.01 per share, Holdco may, within 5 days after receipt of the Demand Notice relating thereto, notify the Holders of such determination, stating the basis for such determination. Upon receipt of any such notice, the Holders and Holdco will discuss in good faith the basis for a mutually acceptable compromise, which may include (1) a reduction in the period provided for in clause (i)(B) of this Section 2(c), (2) a reduction in the number of Registrable Shares included in such Shelf Registration, or (3) a combination of the foregoing, as Holdco and Holders of a majority of the Registrable Shares shall agree; provided, however, that if Holdco and such Holders are unable to agree on such a mutually acceptable compromise within 10 days after Holdco delivers such notice, the period provided for in clause (i)(B) shall be reduced to 180 days; and provided further that there shall be no reduction in the number of Registrable Shares included in such Shelf Registration without the consent of the Holders of a majority of the Registrable Shares.

          (d) Holdco shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by Holdco pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, but not in excess of 90 days (a "Delay

Period"), if any executive officer of Holdco determines in good faith that in such executive officer's reasonable judgment the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending financing, acquisition or corporate reorganization or other corporate development involving Holdco or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods and Hold Back Periods during any consecutive 12 months shall not exceed 180 days and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period or Hold Back Period and the commencement of the immediately succeeding Delay Period or Hold Back Period. Holdco shall promptly notify the Holders of the expiration of any Delay Period. If Holdco shall so postpone the filing of a Registration Statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Shares that were to be registered to Holdco within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Shares are entitled pursuant to this Section 2). The time period for which Holdco is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period".

          (e) In the case of a proposed firm commitment underwritten offering pursuant to a Demand Registration, Holdco may include other Holdco securities in the related Registration Statement, if of the same type as the Registrable Shares covered by such Registration Statement, for the account of other security holders, if any, who have piggyback registration rights with respect thereto, on the same terms and conditions as the Registrable Shares. Holdco shall give the managing underwriter or underwriters participating in such offering written notice of its intent to include any such Holdco securities in such Registration within 10 days of receipt of the initial Demand Notice applicable to such Registration. Notwithstanding the foregoing, if the managing underwriter or underwriters participating in such offering conclude that the total amount of Holdco securities proposed to be included in such Demand Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the


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price per share of the Registrable Shares to be sold), then the amount of securities to be offered for the account of all holders other than the Holders shall be reduced (to zero if necessary) to an amount recommended by such managing underwriter or underwriters before any reduction in the number of Registrable Shares proposed to be offered by the Holders.

          (f) Holders of a majority in number of the Registrable Shares to be included in a Registration Statement pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to Holdco revoking such request. The Holders of Registrable Shares who revoke such request shall reimburse Holdco for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on Holdco's failure to comply in any material respect with its obligations hereunder or if such revocation results from a material adverse change in the operating results, financial condition or business of Holdco of which the Holders were not aware at the time of delivery of a Demand Notice pursuant to Section 2(a), such reimbursement shall not be required.

          SECTION 3. Piggyback Registration. (a) Right to Piggyback. If at any time during the Registration Period Holdco proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of Holdco or its Affiliates), then Holdco shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 3(b) hereof, Holdco shall include in each such Piggyback Registration all Registrable Shares with respect to which Holdco has received written requests for inclusion therein within 10 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration and Holdco does not exercise its right to abandon the Registration Statement under Section 3(c), the withdrawing Holders shall reimburse Holdco for the portion of the SEC registration fee payable with respect to the Registrable Shares so withdrawn and all other


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registration expenses allocable to such Registrable Shares of the types described in clauses (i), (ii) and (vii) of Section 6 hereof.

          (b) Priority on Piggyback Registrations. Holdco shall permit the Holders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of Holdco included therein. Notwithstanding the foregoing, if Holdco or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of common stock equivalents requested to be registered by each such Holder or holder participating in such offering.

          (c) Right To Abandon. Nothing in this Section 3 shall create any liability on the part of Holdco to the Holders if Holdco in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) hereof or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by Holdco of any notice hereunder or otherwise.

          SECTION 4. Holdback Agreement. If (i) during the Effectiveness Period, Holdco shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an issuance by Holdco of Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior notice, Holdco (in the case of a non-underwritten public offering by Holdco pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of such Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by Holdco pursuant to such registration statement) advises Holdco in writing (in which case Holdco shall notify the Holders) that a public sale or distribution of Registrable Shares would materially adversely impact such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares pursuant to any then effective Shelf Registration during the ten days prior to, and during the 90-day period beginning on,


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the effective date of such registration statement or such shorter period as may be requested by such underwriters (each such period, a "Hold Back Period"), and any public sale by a Holder of Registrable Shares during such Hold Back Period shall be made in accordance with the volume limitations set forth in Rule 144(e) under the Securities Act
(determined without regard for Rule 144(k)). Notwithstanding the foregoing, a Holder shall not be obligated to refrain from effecting an underwritten public offering of Registrable Shares during a Hold Back period if, at least five Business Days prior to receiving the notice from Holdco contemplated by clause (ii) above, the Holder shall have notified Holdco of its current intention to effect an underwritten public offering of Registrable Shares (with a view to consummating such an offering within 45 days after the date of such notice) pursuant to a then effective Shelf Registration during such Hold Back Period.

          SECTION 5. Registration Procedures. In connection with the registration obligations of Holdco pursuant to and in accordance with Sections 2 and 3 hereof (and subject to Sections 2 and 3 hereof), Holdco shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto Holdco shall as expeditiously as possible (but subject to Sections 2 and 3 hereof):

          (a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which Holdco then qualifies and which counsel for Holdco shall deem appropriate in accordance with the intended method or methods of distribution specified by the Holders thereof, and, subject to Holdco's right to terminate or abandon a Piggyback Registration pursuant to Section 3(c) hereof, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

          (b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to such Registration Statement under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that Holdco shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;


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     provided, however, that before filing a Registration Statement or
     Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), Holdco shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

          (c) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose,
     (iv) of the receipt by Holdco of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

          (e) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the

     Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

          (f) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that Holdco shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

          (g) upon the occurrence of any event contemplated by paragraph 5(c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (h) use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by Holdco are then listed or quoted;

          (i) on or before the effective date of such Registration Statement, provide the transfer agent of Holdco for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

          (j) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of Holdco and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that Holdco determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to Holdco (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus) or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and Holdco and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to Holdco so that Holdco, at Holdco's expense, may undertake appropriate action to prevent disclosure of such Records; and

          (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to Holdco and updated thereof (which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable
     Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions and requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accounts of Holdco (and, if necessary, any other independent certified public accountants of any subsidiary of Holdco or of any business acquired by Holdco for which financial statements and financial data are, or are required to be, included in the Registration Statment), addressed to each selling Holder of Registrable Shares covered by the Registration Statment (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession in which case such letters shall be addressed to the extent permissible in a manner permitting such Holder to rely thereon) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 8 hereto with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as to the extent required thereunder.

          Holdco may request in writing each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as is required by the form of such Registration Statement, applicable law or the SEC. If any such information is not furnished within a reasonable period of time after receipt of such request, Holdco may exclude such Holder's Registrable Shares from such Registration Statement.

          Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from Holdco of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g) hereof, or until such Holder is advised in writing (the "Advice") by Holdco that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by Holdco, the Holder shall deliver to Holdco (at the expense of Holdco) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

          Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

          SECTION 6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, Holdco shall pay all costs, fees and expenses incident to Holdco's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees and any applicable stock exchange or interdealer quotation system listing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing and photocopying expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for Holdco, (vi) fees and disbursements of all independent certified public accountants of Holdco (including expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by Holdco in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than Holdco's counsel, selected by Holders of a majority of the Registrable Shares being registered, to represent all such Holders,
(viii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (ix) all other costs, fees and expenses incident to Holdco's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and Holdco will have no obligation to pay any such amounts.

          SECTION 7. Underwriting Requirements. (a) Subject to
Section 7(b) hereof, any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

          (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Shares to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to Holdco. In the case of any underwritten offering pursuant to a Piggyback Registration, Holdco shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as Holdco, the Holders of a majority of the Registrable Shares included in any Demand Registration and such institution or institutions shall mutually determine.

          SECTION 8. Indemnification. (a) Indemnification by Holdco. Holdco shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to Holdco by or on behalf of such Holder expressly for use therein; provided, however, that Holdco shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of Holdco with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that Holdco shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of Holdco with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares.

          (b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a Holder is participating, such Holder shall indemnify, to the full extent permitted by law, Holdco, its directors, officers, agents or employees, each Person who controls Holdco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information furnished in writing by or on behalf of such Holder to Holdco expressly for use in such Registration Statement or Prospectus; provided, however, that such Holder shall not be liable in any such case (i) to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Prospectus used by any person (other than such Holder or an Affiliate of such Holder) after such time as such Holder advised Holdco of the need for a correction thereof or (ii) in an amount that exceeds the net proceeds received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.

          (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

          (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section
8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(d). Notwithstanding the provision of this Section 8(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          SECTION 9. Miscellaneous. (a) Termination. This Agreement and the obligations of Holdco and the Holders hereunder (other than Section 8 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

          (a) Notices. All notices or communications hereunder shall be in writing (including telecopy or similar writing), addressed as follows:

          If to Holdco, to it at:

          75 Rockefeller Plaza
          New York, New York  10019
          Telecopier no.: (212) 956-7281
          Attention: General Counsel

          With a copy (which shall not constitute notice) to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, New York 10019
          Attention: Richard Hall, Esq.
          Telecopier no.:  (212) 474-3700

          If to a Holder, to it at:

          c/o Liberty Media Corporation
          8101 East Prentice Avenue
          Suite 500
          Englewood, Colorado  80111
          Telecopier No. (303) 721-5415
          Attention: President

          With a copy (which shall not constitute notice) to each of:

          Steve M. Brett, Esq.
          General Counsel
          Tele-Communications, Inc.
          Terrace Tower II
          5619 DTC Parkway
          Englewood, CO 80111-3000
          Telecopier No.: (303) 488-3245

          Baker & Botts, L.L.P.
          599 Lexington Avenue
          New York, New York  10022-6030
          Attention:  Elizabeth Markowski, Esq.
          Telecopier no.:  (212) 705-5125

          Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, (ii) upon transmission, if sent by confirmed telecopier, (iii) one business day after being deposited with a next-day courier, postage prepaid, or (iv) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address or to such other telecopier number as such party may designate in writing from time to time).

          (c) Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

          (d) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns.

          (e) Entire Agreement. This Agreement, the Merger Agreement, the LMC Agreement and the agreements referred to herein and therein together represent the entire agreement of the parties with respect to the subject matter hereof and supersede any and all prior contracts, arrangements or understandings between the parties hereto with respect to such subject matter.

          (f) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Holdco has obtained the written consent of Holders of at least a majority in number of the Registrable Shares then outstanding.

          (g) Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except to the extent that such party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

          (h) Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

          (i) Interpretation. The headings of the articles and sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement. The definitions in Section 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to any agreement (including this Agreement) or other contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (by way of example and without limitation, such as "Affiliate") which is based on a specified characteristic, qualification, feature, relationship or status shall, as of any time, refer only to such Persons who have the specified characteristic, qualification, feature, relationship or status as of that particular time.

          (j) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

          (k) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of New York.

          (l) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                       TW INC.


                                       By:
                                           Name:
                                           Title:

                                       LIBERTY MEDIA CORPORATION


                                       By:
                                           Name:
                                           Title:

                                       TCI TURNER PREFERRED, INC.


                                       By:
                                           Name:
                                           Title:

                                       LIBERTY BROADCASTING, INC.


                                       By:
                                           Name:
                                           Title:

                                       COMMUNICATION CAPITAL CORP.


                                       By:
                                           Name:
                                           Title:

                                       SOUTHERN SATELLITE SYSTEMS,
                                       INC.


                                       By:
                                           Name:
                                           Title: